CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333- 125065 on Form S-3 of Taubman Centers, Inc., of:

our report dated February 4, 2004 (except Note 7 relating to recoverable depreciation to which the date is January 31, 2005) on the consolidated financial statements and the financial statement schedules as of December 31, 2003 and for each of the two years in the period then ended, of Taubman Centers, Inc., and our report dated February 4, 2004 (except Note 2 relating to recoverable depreciation, to which the date is January 31, 2005) on the combined financial statements and the financial statement schedules as of December 31, 2003 and for each of the two years in the period then ended, of The Unconsolidated Joint Ventures of the Taubman Realty Group Limited Partnership

appearing in the Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP

Detroit, Michigan

June 8, 2005